CVR Partners, LP Investor Presentation May 2019

Safe Harbor Statement and Non-GAAP Financial Measures Forward Looking Statements; Safe Harbor This presentation contains forward-looking statements (“FLS”) based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. The assumptions and estimates underlying FLS are inherently uncertain and are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective information. Accordingly, there can be no assurance we will achieve the future results we expect or that actual results will not differ materially from expectations. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns or matters that are not historical facts are FLS and include, but are not limited to, statements regarding future: distributions; improving industry fundamentals; imports; input, logistics and distribution (including costs thereof); stock ratios; market position; utilization rates; geographic footprint; netbacks; customer optionality; rail access and delivery points; marketing agreements; demand growth and supply/demand imbalance; population; biofuel consumption; diets in developing countries; nitrogen consumption; corn demand, stocks, uses, pricing, consumption, production, planting and yield; farming activities and the timing thereof; and financial performance. The assumptions and estimates underlying FLS are inherently uncertain, many of which are beyond our control, and are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective information. Accordingly, there can be no assurance that we will achieve the future results we expect or that actual results will not differ materially from expectations. The FLS included in this presentation are made only as of the date hereof. You are cautioned not to put undue reliance on such FLS (including forecasts and projections regarding our future performance) because actual results may vary materially from those expressed or implied as a result of various factors, including, but not limited to those set forth under “Risk Factors” in CVR Partners, LP’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any other filings CVR Partners, LP makes with the Securities and Exchange Commission. CVR Partners, LP assumes no obligation to, and expressly disclaims any obligation to, update or revise any FLS, whether as a result of new information, future events or otherwise, except as required by law. Non-GAAP Financial Measures Certain financial information in this presentation (including EBITDA, Adjusted EBITDA and Free Cash Flow) are not presentations made in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and use of such terms varies from others in the same industry. Non-GAAP financial measures should not be considered as alternatives to income from continuing operations, income from operations or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for results as reported under GAAP. This presentation includes a reconciliation of certain non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP. 1

Key Investment Highlights ◼ CVR Partners, LP (NYSE: UAN) is a leading North American producer and distributor of nitrogen fertilizer products - Delivered ~1.4MM tons of nitrogen products during LTM March 2019 - Structured as a publicly-traded master limited partnership • General Partner does not receive Incentive Distribution Rights (IDRs) - Adjusted LTM March 2019 EBITDA of $103.4 million ◼ Experienced management team ◼ Fundamentals are improving in the nitrogen fertilizer industry - Imports are down due to high raw material and logistics costs versus U.S. producers - Sustained demand for corn and consistent 90+ million planted acres - Anticipated increase in corn planting acreage in 2019 ◼ Attractive market position - Plants are strategically located in the corn belt - Low cost logistics - High utilization rates at production facilities 2

Attractive Market Position ◼ Large geographic footprint serving the Southern Plains and Corn Belt region ◼ Well positioned to minimize distribution costs and maximize net back pricing ◼ New rail loading rack at Coffeyville increases logistics optionality due to access to both UP and BNSF delivery points ◼ Production sustainability due to storage capabilities at the plants and offsite locations ◼ Marketing agreement with LSB Industries Pryor, OK, facility’s UAN production 3

Key Operating Statistics Consolidated Production Volumes Ammonia Utilization(1) Ammonia (gross produced) Ammonia (net avail. for sale) UAN 100% Coffeyville East Dubuque Consolidated 1,400 95% 94% 94% 94% 1,200 95% 92% 91% 1,000 90% 800 600 85% Thousand Thousand tons 400 %of Capacity 80% 200 0 75% 2014 2015 2016 2017 2018 Two Years Ending 2018 Two Years Ending 2019 Consolidated Feedstocks Costs(2) Consolidated Sales Revenue(2) Urea Products 4% Hydrogen 10% Ammonia 22% Natural Gas Pet Coke 56% 35% UAN 74% (1) (1) Adjusted by planned turnarounds 4 (2) (2) For the last twelve months ended March 31, 2019 4

Solid Trends In Fertilizer Demand Growth ◼ Global nitrogen consumption increased by 15% Global Nitrogen Consumption between 2008 and 2018 driven by: 140 − Population growth 130 120 − Decrease in arable farmland per capita 110 100 − Biofuel consumption 90 − Continued evolution to more protein-based Million Tonnes 80 70 diets in developing countries 60 50 2010 2011 2012 2013 2016 2017 2018 2019 2022 2023 2024 2025 2028 2029 2030 2014 2015 2020 2021 2026 2027 Global Arable Land per Capita U.S. Nitrogen Consumption 14.0 0.28 13.5 0.26 13.0 0.24 12.5 0.22 12.0 0.20 11.5 Million Million Tonnes 0.18 Hectares Personper 11.0 0.16 10.5 0.14 10.0 1992 1994 1996 1997 1999 2001 2002 2004 2006 2007 2008 2009 2011 2012 2013 2014 2016 1993 1995 1998 2000 2003 2005 2010 2015 2012 2013 2014 2016 2017 2018 2020 2021 2022 2024 2025 2026 2028 2029 2030 2010 2011 2015 2019 2023 2027 Source: Fertecon, World Bank 5

U.S. Nitrogen Supply & Demand Corn Stocks to Use Compared to Net Back Fertilizer Pricing U.S. Nitrogen Supply & Demand $700 30% 16,000 Stocks to Use $600 Ammonia Net Back Price 14,000 UAN Net Back Price $500 12,000 20% $400 16% 10,000 14% 13% 13% 12% $300 12% 8,000 9% 8% 10% $200 7% 6,000 4,000 $100 2,000 $0 0% 11/12 12/13 13/14 14/15 15/16 16/17 17/18 18/19 19/20 (000'sof nitrogen metric tons) 0 (2,000) • Nitrogen fertilizers represent approximately 15% of farmers’ cost structure and significantly improves yields (4,000) '10 '11 '12 '13 '14 '15 '16 '17 '18 '19 '20 '25 '30 • 1Q19 UAN prices increased $69/ton, or 45% Y/Y Production Imports Exports • Major global nitrogen capacity build cycle largely complete in 2017/2018. Additional tons have been absorbed by the market • Product demand currently expected to exceed new supply for the next several years 6 Source: NPK Fertilizer Consultant, USDA, Blue Johnson and Associates, Inc.

Strong Demand for Corn in the U.S. U.S. Domestic Corn Use 14.0 ◼ Corn has a variety of uses and applications, 12.0 including feed grains, ethanol for fuel and 10.0 food, seed and industrial (FSI) 8.0 6.0 ◼ Feed grains 4.0 (Bushels (Bushels billions) in 2.0 − ~96% of domestic feed grains are supplied 0.0 by corn − Consumes ~37% of annual corn crop(1) Feed / Residual Use Ethanol Seed & Industrial Domestic Corn Planted Acres and Yield per Acre ◼ Ethanol Million planted acres Bushels per harvested acre 120 200 180 (1) 100 − Consumes ~37% of annual corn crop 160 140 80 120 ◼ Corn production driven more by yield than 60 100 80 40 acres planted 60 40 ◼ 20 Nitrogen demand directly correlated with 20 yield per acre 0 0 1926 1930 1938 1942 1950 1954 1962 1966 1974 1978 1986 1990 1998 2002 2010 2014 1934 1946 1958 1970 1982 1994 2006 2018 Planted acres Yield per acre Source: USDA Economic Research Service and USDA WASDE. 7 (1) Based on most recent five year average.

Solid Financial Profile Unaudited Selected Balance Sheet Data As of March 31, 2019 (in millions) Cash and Cash Equivalents $ 96.6 Working Capital $ 67.3 Total Assets $ 1,247.0 Total Debt $ 629.8 (1) Total Partners' Capital $ 480.2 Unaudited Selected Income Statement Data For the Twelve Months Ended March 31, 2019 (in millions, except per unit data) Net Sales $ 363.1 EBITDA $ 97.1 Adjusted EBITDA $ 103.4 Net Loss $ (37.0) EPU - Diluted $ (0.33) Weighted Average Diluted Units Outstanding 113.3 Unaudited Selected Credit Metrics Total Debt to Adjusted EBITDA 6.1 x Net Debt to Adjusted EBITDA 5.2 x (2) Total Debt to Capital 57% Net Debt to Capital 53% (2) (1) (1) Gross debt not net of unamortized debt issuance costs or unamortized discount (2) (2) Net Debt defined as Total Debt Less Cash and Cash Equivalents 8

CVR Partners’ 2019 Q1 Results In millions, except product price at gate per ton and per unit data Three Months Ended March 31, 2019 2018 UAN Product Price Per Ton at Gate (1) $222 $153 Ammonia Product Price Per Ton at Gate (1) $367 $322 Net Sales $91.9 $79.9 Net Income (Loss) ($6.1) ($19.1) EBITDA (2) $26.0 $13.0 Adjusted EBITDA(2) $26.0 $13.0 Available Cash for Distribution (2) $7.8 ($4.1) Distribution Declared Per Unit $0.07 $ -- Common Units Outstanding 113.3 113.3 (1) Product pricing at gate represents net sales less freight revenue divided by product sales volumes in tons and is show in order to provide a pricing measure that is comparable across the fertilizer industry. (2) See page 15 for reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA and Available Cash for Distribution 9

Key Investment Highlights ◼ Leading North American producer and distributor of nitrogen fertilizer products ◼ Experienced management team ◼ Early stages of recovery in the nitrogen fertilizer industry - Imports are down due to high input and logistics costs - Strong corn demand and lower stock to use ratio - Anticipated increase in corn planting acreage in 2019 ◼ Attractive market position - Plants are strategically located in the heart and near the corn belt - Low cost logistics - High utilization rates at production facilities 10

Management Team Experienced in Refining and Fertilizer Industries Dave Lamp: Executive Chairman – 37 years Mark Pytosh: CEO & President – 32 years Tracy Jackson: CFO & EVP – 26 years Melissa Buhrig: EVP, General Counsel & Secretary – 19 years Neal Barkley: VP & Facility GM Coffeyville – 37 years Marc Gilbertson: VP & Facility GM East Dubuque – 26 years Matt Green: VP Marketing – 34 years 11

Appendix

Non-GAAP Financial Measures EBITDA represents net income (loss) before (i) interest expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense. Adjusted EBITDA represents EBITDA adjusted to exclude consolidated turnaround expense and other non-recurring items which management believes are material to an investor’s understanding of the Company’s underlying operating results. Available Cash for Distribution represents Adjusted EBITDA reduced for cash reserves established by the board of directors of our general partner for (i) debt service, (ii) maintenance capital expenditures, (iii) turnaround expenses and, to the extent applicable, (iv) reserves for future operating or capital needs that the board of directors of our general partner deems necessary or appropriate, if any. Available cash for distribution may be increased by the release of previously established cash reserves, if any, and other excess cash, at the discretion of the board of directors of our general partner. Note: Due to rounding, numbers presented within this section may not add or equal to numbers or totals presented elsewhere within this document. 13

Typical Farming Activities & Seasons

	January-March	April-June	July-September	October-December
Season	Dealer/Distributor Fill Orders & Wheat Topdress	Spring Planting	Dealer/Distributor Fill Orders	Dealer/Distributor Fill Orders & Fall Planting
Crop	No Planting	Corn Planting	Wheat Planting (Southern Territories)	Wheat Planting
Nitrogen Need	Fill Orders & Topdress	Topdress & Sidedress	Fill Orders	Fill Orders & Topdress
Pricing & Shipments	Prompt Pricing & Shipments Forward Pricing for Prepay Orders for Q2 Delivery Delivery of Prior Year Prepay Orders	Prompt Pricing & Shipments Delivery of Prior Year & Q1 Prepay Orders	Prompt Pricing & Shipments Forward Pricing for Fill Orders for Q4 Delivery	Prompt Pricing & Shipments Forward Pricing for Prepay Orders for Next Year Q1 & Q2 Delivery Delivery of Q3 Fill Orders

Note: Activities and timing exclusive of weather and other impacts

14

Reconciliation of Consolidated Net Income (Loss) to Adjusted EBITDA, Free Cash Flow and Cash Available for Distribution

($ in millions)	FY Ended December 31, 2015	2016	2017	2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019	LTM Q1 2019
Net Income (Loss)	$ 62.0	$ (26.9)	$ (72.8)	$ (50.0)	$ (16.4)	$ (13.1)	$ (1.4)	$ (6.1)	$ (37.0)
(+) Interest expense and other financing costs, net	7.0	48.6	62.9	62.6	15.7	15.7	15.5	15.7	62.6
(+) Depreciation and amortization	28.4	58.2	74.0	71.6	20.4	16.0	18.7	16.6	71.7
(+) Income tax expense	-	0.3	0.2	(0.0)	-	-	(0.0)	(0.1)	(0.2)
EBITDA	$ 97.4	$ 80.2	$ 64.3	$ 84.1	$ 19.7	$ 18.6	$ 32.8	$ 26.0	$ 97.1
(+) Major scheduled turnaround expense	7.0	6.6	2.6	6.4	6.3	-	-	-	6.3
(+) Share-based compensation, non-cash	0.1	-	-	-	-	-	-	-	-
(+) Loss on extinguishment of debt	-	4.9	-	-	-	-	-	-	-
(+) Expenses associated with the merger	2.3	3.1	-	-	-	-	-	-	-
Adjusted EBITDA	$ 106.8	$ 94.8	$ 66.9	$ 90.5	$ 26.0	$ 18.6	$ 32.8	$ 26.0	$ 103.4
(-) Maintenance capital expenditures	(9.6)	(13.7)	(14.1)	(15.5)	(4.1)	(4.5)	(4.0)	(3.4)	(15.9)
Free Cash Flow (1)	$ 97.2	$ 81.1	$ 52.8	$ 75.0	$ 21.9	$ 14.1	$ 28.8	$ 22.7	$ 87.5
Adjusted EBITDA	$ 106.8	$ 94.8	$ 66.9	$ 90.5	$ 26.0	$ 18.6	$ 32.8	$ 26.0	$ 103.4
(-) Debt service	(6.0)	(46.1)	(59.9)	(59.4)	(14.9)	(14.9)	(14.7)	(14.8)	(59.3)
(-) Maintenance capital expenditures	(9.6)	(13.7)	(14.1)	(14.9)	(4.1)	(4.5)	(4.0)	(3.4)	(16.0)
(-) Turnaround expenses	(7.0)	(6.6)	(2.6)	(6.4)	(6.3)	-	-	-	(6.3)
(-) Cash reserves for future operating needs	-	-	-	-	(0.7)	-	-	-	(0.7)
(-) Cash reserves for future turnaround expenses	(7.9)	-	-	-	-	-	-	-	-
(-) Expenses associated with East Dubuque Facility acquisition	(2.3)	(3.1)	-	-	-	-	-	-	-
(+) Impact of purchase accounting	-	13.0	-	-	-	-	-	-	-
(+) Available cash associated with East Dubuque 2016 first quarter	-	6.3	-	-	-	-	-	-	-
(+) Release of cash reserves established for turnaround expenses	7.0	-	-	-	-	-	-	-	-
Available Cash for Distribution	$ 81.0	$ 44.7	$ (9.7)	$ 9.8	$ 0.0	$ (0.8)	$ 14.1	$ 7.8	$ 21.2

(1) Free cash flow defined as Adjusted EBITDA less maintenance capital expenditures.

15